Exhibit 2.3

THIS SUPPLEMENTAL WARRANT INDENTURE dated as of April 15, 2005.

BETWEEN:

PERU COPPER INC., a corporation incorporated under the laws of Canada

(hereinafter called the “Company”)

AND

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada

(hereinafter called the “Canadian Warrant Agent”)

AND
COMPUTERSHARE TRUST COMPANY, INC., a trust company incorporated under the laws of the United States

(hereinafter called the “US Warrant Agent”)

WHEREAS the Company and the Canadian Warrant Agent executed a Common Share Purchase Warrant Indenture (the “Indenture”) dated as of March 18, 2004, providing for the issuance of 4,285,716 Warrants (as defined in the Indenture), and a supplemental warrant indenture (the “First Supplement”) dated as of September 21, 2004, providing for the issuance of up to 23,485,359 Warrants under the Indenture;

AND WHEREAS the Company appointed the US Warrant Agent as co-transfer agent in the United States by resolution of the board dated November 24, 2004 in connection with the filing of an F-1 Registration Statement under the Securities Act of 1933 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) and the making of an application to list the Company’s common shares and Warrants on the American Stock Exchange (the “AMEX”);

AND WHEREAS the Company’s Registration Statement was declared effective by the SEC on April 15, 2005 and the Company’s common shares and Warrants were conditionally approved for listing on the AMEX on April 5, 2005;

AND WHEREAS the Company wishes to amend the Warrants in connection with the registration and listing of such Warrants in the United States, and section 7.1(f) of the Indenture provides for the creation of indentures supplemental for the purposes of adding to or amending the provisions of the Indenture in respect of the transfer of Warrants, making provision for the exchange of Warrants and making any modification in the form of the Warrant Certificate that does not affect the substance thereof;

NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed and declared as follows:

1. This supplemental Indenture (the “Second Supplement”) is supplemental to the Indenture, as supplemented by the First Supplement, and the Indenture shall henceforth be read in conjunction with the First Supplement and this Second Supplement and all of the provisions of the Indenture, except only insofar as the same may be inconsistent with the express provisions hereof, shall apply and have the same effect as if all the provisions of the Indenture, the First Supplement and the Second Supplement were contained in one instrument and the expressions used herein shall have the same meaning as is ascribed to the corresponding expressions in the Indenture.

2. Section 1.1, Definitions, of the Indenture is hereby amended to provided for the following revised definitions:

“‘Business Day’ means a day that is not a Saturday, Sunday, a day on which the banks are closed in the City of Toronto, Ontario, Canada or in the City of Golden, Colorado, United States, as applicable, or a civic or statutory holiday in either city;”

“‘Warrant Agent’ means Computershare Trust Company of Canada, a trust company incorporated under the laws of Canada, or Computershare Trust Company, Inc., a trust company incorporated under the laws of the United States, as the context requires, and or lawful successor thereto including through operation of section 8.8;”

“‘Warrant Certificates’ means the certificates representing the Warrants substantially in the form as may be approved by the Company and the Warrant Agent, from time to time, evidencing Warrants;”

3. Subsection 2.2(1) of the Indenture, under Form and Terms of Warrants, is hereby amended to read as follows:

“(1) The Warrant Certificates for the Warrants shall be substantially in the form as may be approved by the Company and the Warrant Agent from time to time, substantially in the form set out in Schedule “A” attached hereto, subject to the provisions of this Indenture, with such additions, variations and changes as may be required or permitted by the terms of this Indenture, and which may from time to time be agreed upon by the Warrant Agent and the Company, and shall have such legends, distinguishing letters and numbers as the Company may, with the approval of the Warrant Agent, prescribe. Except as hereinafter provided in this Article 2, all Warrants shall, save as to denominations, be of like tenor and effect. The Warrant Certificates may be engraved, printed, lithographed, photocopied or be partially in one form or another, as the Company may determine. No change in the form of the Warrant Certificate shall be required by reason of any adjustment made pursuant to this Article 2 in the number and/or class of securities or type of securities that may be acquired pursuant to the Warrants.”

4. Subsection 2.8(1) of the Indenture, under Registration and Transfer of Warrants, is hereby amended to read as follows:

“(1) The Company will cause to be kept by the Warrant Agent at the principal stock transfer office of the Warrant Agent in the City of Toronto, Ontario and in the City of Golden, Colorado:”

5. Subsection 2.8(5) of the Indenture, under Registration and Transfer of Warrants, is hereby deleted it its entirety.

6. Subsection 2.8(6) of the Indenture, under Registration and Transfer of Warrants, is hereby amended to read as follows:

“(6) If a Warrant Certificate tendered for transfer bears the legend set forth in section 2.20(2), the Warrant Agent shall register such transfer and issue a new Warrant Certificate which shall bear no such legend.”

7. Subsection 2.10(2) of the Indenture, under Exchange of Warrants, is hereby amended to read as follows:

“(2) Warrant Certificates may be exchanged only at the principal stock transfer office of the Warrant Agent in the cities of Toronto, Ontario or Golden Colorado, or at any other place that is designated by the Company with the approval of the Warrant Agent. Any Warrant Certificates exchanged shall be surrendered to the Warrant Agent and cancelled.”

8. Subsections 2.20(1) and 2.20(2) of the Indenture, under Legended Warrant Certificates, are hereby amended to read as follows:

“(1) The Warrant Agent understands and acknowledges that the Warrants and Common Shares issuable upon exercise of the Warrants have been registered under the U.S. Securities Act.

(2) Each Warrant Certificate originally issued to a U.S. Person, a person in the United States or a person for the account or benefit of a U.S. Person or a person in the United States, and the certificates evidencing the Common Shares issued upon exercise of such Warrants and all certificates issued in exchange therefor or in substitution thereof, bore the following legend:

‘THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THESE SECURITIES MAY BE OFFERED, SOLD,

PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. AT ANY TIME THE COMPANY IS A “FOREIGN ISSUER” AS DEFINED IN RULE 902 UNDER THE 1933 ACT, A NEW CERTIFICATE, BEARING NO LEGEND, THE DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY” MAY BE OBTAINED FROM THE COMPANY’S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE COMPANY AND THE COMPANY’S TRANSFER AGENT TO THE EFFECT THAT THE SALE OF THE SECURITIES IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AT A TIME WHEN THE COMPANY IS A “FOREIGN ISSUER” AS DEFINED IN RULE 902 UNDER THE 1933 ACT.’

which legend may now be removed upon delivery by the Warrantholder to the Warrant Agent of the Warrant Certificate(s).”

9. Subsection 2.20(3) of the Indenture, under Legended Warrant Certificates, is hereby deleted in its entirety.

10. Subsections 3.1(1) and 3.1(2) of the Indenture, under Method of Exercise of Warrants, are amended to read as follows:

“(1) The registered holder of any Warrant may exercise the rights thereby conferred on him to acquire all or any part of the Subject Securities to which such Warrant entitles the holder, by surrendering the Warrant Certificate representing such Warrants to the Warrant Agent at any time on or before the Time of Expiry at its principal stock transfer office in the City of Toronto, Ontario or in the City of Golden, Colorado (or at such additional place or places as may be decided by the Company from time to time with the approval of the Warrant Agent), with (i) a duly completed and executed subscription of the registered holder or his executors, or administrators or other legal representative or his attorney duly appointed by an instrument in writing in the form and manner satisfactory to the Warrant Agent, substantially in the form set out in Schedule “A” attached hereto specifying the number of Common Shares subscribed for; and (ii) a certified cheque, bank draft or money order in lawful money of the United States, payable to or to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Subject Securities subscribed for. A Warrant Certificate with the duly completed and executed subscription and payment of the

Exercise Price shall be deemed to be surrendered only upon personal delivery thereof to, or if sent by mail or other means of transmission upon actual receipt thereof by, the Warrant Agent.

(2) Any subscription referred to in subsection 3.1(1) shall be signed by the Warrantholder, shall specify the person(s) in whose name such Subject Securities are to be issued, the address(es) of such person(s) and the number of Subject Securities to be issued to each person, if more than one is so specified. If any of the Subject Securities subscribed for are to be issued to a person(s) other than the Warrantholder, the signatures set out in the subscription referred to in subsection 3.1(1) shall be guaranteed by a Canadian chartered bank, a Canadian trust company or by a medallion signature guaranteed from a member of a recognized Signature Medallion Guarantee Program, or by a similar entity in the United States, if this transfer is executed in the United States, or in accordance with industry standards, and the Warrantholder shall pay to the Company all applicable transfer or similar taxes and the Company shall not be required to issue or deliver certificates evidencing Subject Securities unless or until such Warrantholder shall have paid to the Company or the Warrant Agent on behalf of the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or that no tax is due.”

11. Section 3.7, Prohibition on Exercise by U.S. Persons; Exceptions, of the Indenture is hereby deleted in its entirety.

12. Section 8.4, Securities, Documents and Monies Held by Warrant Agent, of the Indenture is hereby amended to read as follows:

“Any securities, documents of title, monies or other instruments that may at any time be held by the Warrant Agent subject to the trusts hereof may be placed in the deposit vaults of the Warrant Agent or of any Schedule I Canadian chartered bank, or of a similar entity in the United States, if such transaction is being executed in the United States, for safekeeping with the Warrant Agent or any such bank. All interest or other income received by the Warrant Agent in respect of such deposits and investments shall belong to the Company and shall be paid to the Company upon discharge of this Indenture.”

13. Subsection 9.1(1)(a) of the Indenture, under Notice to the Company and the Warrant Agent, is hereby amended to read as follows:

“(a) If to the Company, to”

Peru Copper Inc.

475 West Georgia Street, Suite 920

Vancouver, British Columbia

V6B 4M9

Attention: Chief Executive Officer

Fax No.: (604) 688-0094

with a copy (which shall not constitute notice) to:

Cassels Brock & Blackwell LLP

Scotia Plaza, Suite 2100

40 King Street West

Toronto, Ontario M5H 3C2

Attention: Paul M. Stein

Fax No.: (416) 350-6949”

14. Schedule “A” and Schedule “B” attached to and forming part of the Indenture are hereby deleted in their entirety and replaced with a new Schedule “A”, which shall read as follows:

“SCHEDULE ‘A’

FORM OF WARRANT CERTIFICATE

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ON OR BEFORE 5:00 P.M. (TORONTO TIME) ON MARCH 18, 2006, AFTER WHICH TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE VOID AND OF NO FURTHER FORCE OR EFFECT.

Warrant Certificate No. W	Representing
Warrants to acquire Common Shares

SHARE PURCHASE WARRANTS

OF

PERU COPPER INC.

THIS CERTIFIES that, for value received, the registered holder hereof, (the “holder”) is entitled at any time prior to 5:00 p.m. (Toronto time) on March 18, 2006, to subscribe for the number of Common Shares of the Company, specified above, by surrendering to Computershare Trust Company of Canada (the “Warrant Agent”) at its principal stock transfer office in the City of Toronto, Ontario, or in the City of Golden, Colorado, this Warrant Certificate with a subscription in the form of the attached Subscription Form duly completed and executed and accompanied by payment of US$2.00 per Common Share, subject to adjustment in certain events, (the “Exercise Price”) by certified cheque, bank draft or money order in lawful money of the United States payable to or to the order of Peru Copper Inc. The holder of this Warrant Certificate may purchase less than the total number of Common Shares that he is entitled to purchase on the exercise of the Warrants represented by this certificate, in which event a new Warrant Certificate representing the Warrants not then exercised will be issued to the holder.

Upon acceptance hereof the holder hereby expressly waives the right to receive any fractional Common Shares, as the case may be, upon the exercise hereof in full or in part and further waives the right to receive any cash or other consideration in lieu thereof. The Warrants represented by this certificate shall be deemed to have been surrendered, and payment by certified cheque, bank draft or money order shall be deemed to have been made only upon personal delivery thereof or, if sent by post or other means of transmission, upon actual receipt thereof by the Warrant Agent at its principal stock transfer office in the City of Toronto, Ontario, or in the City of Golden, Colorado.

Upon due exercise of the Warrants represented by this Warrant Certificate and payment of the Exercise Price, the Company shall cause to be issued to the person(s) in whose name(s) the Common Shares so subscribed for are to be issued (provided that if the Common Shares are to be issued to a person other than the registered holder of this Warrant Certificate, the holder’s signature on the Subscription Form herein shall be guaranteed by a Canadian chartered bank, by a Canadian trust company by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program, or by a similar entity in the United States as applicable, and the holder shall pay to the Company or the Warrant Agent all applicable transfer or similar taxes and the Company shall not be required to issue or deliver certificates evidencing the Common Shares, unless or until the holder shall have paid the Company or the Warrant Agent the amount of such tax or shall have satisfied to the satisfaction of the Company that such tax has been paid or that no tax is due) the number of Common Shares to be issued to such person(s) and such person(s) shall become a holder in respect of such Common Shares, as the case may be, with effect from the date of such exercise and upon due surrender of this Warrant Certificate the Warrant Agent shall issue a certificate(s) representing such Common Shares to be issued within five Business Days after the exercise of the Warrants represented by this certificate.

This Warrant Certificate represents Warrants issued or issuable under the provisions of the Warrant Indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of March 18, 2004 between the Company and the Warrant Agent, as Warrant Agent, which contains particulars of the rights of the holders of the Warrants and the Company and of the Warrant Agent in respect thereof and the terms and conditions upon which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder of this Warrant Certificate by acceptance hereof assents. A copy of the Warrant Indenture will be available for inspection at the principal office of the Warrant Agent in the City of Toronto, Ontario and in the City of Golden, Colorado. Capitalized terms used in this Warrant Certificate and not otherwise defined shall have the meanings ascribed thereto in the Warrant Indenture.

No transfer of any Warrant will be valid unless entered on the register of transfers, upon surrender to the Warrant Agent of the Warrant Certificate evidencing such Warrant, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent executed by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent. Subject to the provisions of the Warrant Indenture and upon compliance with the reasonable requirements of the Warrant Agent, Warrant Certificates may be exchanged for Warrant Certificates entitling the holder thereof to acquire an equal aggregate number of Common Shares, subject to adjustment as provided for in the Warrant Indenture. The Company and the Warrant Agent may treat the registered holder of this Warrant Certificate for all purposes as the absolute owner hereof. The holding of the Warrants represented by this Warrant Certificate shall not constitute the holder hereof a holder of Common Shares nor entitle him to any right or interest in respect thereof except as herein and in the Warrant Indenture expressly provided.

The Warrant Indenture provides for adjustment in the number of Common Shares to be delivered upon exercise of the right of purchase hereby granted and to the exercise price in certain events therein set forth.

The Warrant Indenture contains provisions making binding upon all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by Warrantholders holding a specified percentage of Warrants outstanding.

The Warrants and the Warrant Indenture shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Ontario and the federal laws applicable therein and shall be treated in all respects as Ontario contracts. Time shall be of the essence hereof and of the Warrant Indenture.

The Company may from time to time and at any time prior to 5:00 p.m. (Toronto time) on March 18, 2006, purchase any of the Warrants by private agreement or otherwise on such terms and conditions and at such price as the Company may in its sole discretion determine.

This Warrant Certificate shall not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent for the time being under the Warrant Indenture.

IN WITNESS WHEREOF the Company has caused this Warrant certificate to be signed by its duly authorized officer as of the              day of             .

PERU COPPER INC.

By:
Authorized Signing Officer

This Warrant certificate represents Warrants referred to in the Warrant Indenture within mentioned.

Countersigned by:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signing Officer

COMPUTERSHARE TRUST COMPANY, INC.

By:
Authorized Signing Officer

Date:

TRANSFER OF WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

(name)

(address)

                     of the Warrants registered in the name of the undersigned represented by the within certificate.

DATED this              day of                     ,                     .

Signature of Warrantholder

guaranteed by:

Authorized Signature Number

NOTE: (1) The signature to this transfer must correspond with the name as recorded on the Warrant certificate in every particular without alteration or enlargement or any change whatever. The signature of the person executing this transfer must be guaranteed by an authorized officer of a Canadian chartered bank or of a major Canadian trust company or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program or from a similar entity in the United States, if this transfer is executed in the United States, or in accordance with industry standards.

Deliver to

In Canada:

Computershare Trust Company of Canada

100 University Avenue, 9th Floor

Toronto, Ontario M5J 2Y1

Or, in the United States:

Computershare Trust Company, Inc.

350 Indiana Street, Suite 800

Golden, Colorado 80401

SUBSCRIPTION FORM

Deliver to :

In Canada:

Computershare Trust Company of Canada

100 University Avenue, 9th Floor

Toronto, Ontario M5J 2Y1

Attention: Corporate Actions

Or, in the United States:

Computershare Trust Company, Inc.

350 Indiana Street, Suite 800

Golden, Colorado 80401

The undersigned holder of the within Warrants hereby irrevocably subscribes for              Common Shares of the Company, at the Exercise Price referred to in the attached Warrant Certificate on the terms and conditions set forth in such Warrant Certificate and the Indenture and encloses herewith a certified cheque, bank draft or money order payable in United States dollars to the order of Peru Copper Inc. in payment in full of the subscription price for the Common Shares hereby subscribed for.

The undersigned hereby irrevocably directs that the said Common Shares be issued and delivered as follows:

Name(s) in Full	Address(es)	Number of Common Shares

(Please print in full the name in which certificates are to be issued. If any of the securities are to be issued to a person or persons other than the registered Warrantholder, the Transfer of Warrants Form must be completed, the Warrantholder must pay to the Warrant Agent any and all exigible transfer taxes or other government charges and the signature of the holder must be guaranteed by a Canadian chartered bank, a Canadian trust company or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program, or by a similar entity in the United States, if this transfer is executed in the United States, or in accordance with industry standards.

DATED this              day of                     ,                     .

Witness	Signature of Registered Warrantholder

Witness	Name of Registered Warrantholder

Address of Registered Warrantholder

Social Insurance Number of Registered Warrantholder

Please check box if the certificates are to be delivered to the office where this Warrant Certificate is surrendered for pick up by the Warrantholder, failing which the certificates will be mailed to the address shown on the register.

(The Warrant Agent may require that the signature above be guaranteed, in which event the following must be completed.)

Signature of Warrantholder

guaranteed by:

Authorized Signature Number

NOTE:

1. If the signature of the person executing this form is to be guaranteed, it must be guaranteed by an authorized officer of a Canadian chartered bank or of a major Canadian trust company or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program or from a similar entity in the United States, if this form is executed in the United States, or in accordance with industry standards.”

15. The Indenture shall be and continue to be in full force and effect, unamended, except as provided in the First Supplement and as provided herein, and the Company hereby confirms the Indenture in all other respects.

16. This Second Supplement shall be governed by and construed in accordance with the laws of the Province of Ontario and shall be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Second Supplement under the hands of their proper officers in that behalf.

PERU COPPER INC.

By:	/S/ THOMAS J. FINDLEY
Authorized Signing Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/S/ PATRICIA WAKELIN
Authorized Signing Officer

By:	/S/ ELIZABETH MEALEY
Authorized Signing Officer

COMPUTERSHARE TRUST COMPANY, INC.

By:	/S/ JOHN WAHL
Authorized Signing Officer

By:	/S/ KELLIE GWINN
Authorized Signing Officer